                        Filed Pursuant to Rule 424(b)(3)
                           Registration No. 333-49980

                              PROSPECTUS SUPPLEMENT
                     (TO PROSPECTUS DATED DECEMBER 7, 2000)

                             TRANSWITCH CORPORATION

                 $460,000,000 4 1/2% Convertible Notes Due 2005

                                 ---------------

     7,428,640 Shares of Common Stock Issuable Upon Conversion of the Notes

                                 ---------------

This prospectus supplement relates to resales by selling securityholders of:

o   our 4 1/2% Convertible Notes Due 2005 and
o   our common stock into which the notes are convertible

This prospectus supplement should be read in conjunction with the prospectus dated December 7, 2000, which is to be delivered with this prospectus supplement.

             SEE RISK FACTORS BEGINNING ON PAGE 5 OF THE PROSPECTUS
                    TO READ ABOUT FACTORS YOU SHOULD CONSIDER
                  BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                   ------------------------------------------

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                   ------------------------------------------

The information in the table appearing in the prospectus under the heading "Selling Securityholders" is superseded in part by the information appearing in the following table:

---------------------------------------------------------------------------------------------------------------------
SECURITYHOLDER                     NOTES OWNED        NOTES OFFERED             SHARES OWNED       SHARES THAT
--------------                     PRIOR TO           HEREBY                    PRIOR TO           MAY BE SOLD
                                   THE OFFERING       ------                    OFFERING           -----------
                                   ------------                                 --------
---------------------------------------------------------------------------------------------------------------------
Dresdner, Kleinwort,               $24,000            $24,000                                      387
Wasserstein, Grantchester Inc.
---------------------------------------------------------------------------------------------------------------------


            The date of this prospectus supplement is March 27, 2002.